Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Annual Report of Digitiliti, Inc. (the “Registrant”) on Form 10-K/A for the period ending December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Amended Annual Report”), we, Jack B. Scheetz, Interim President and CEO, and William McDonald, CFO of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Amended Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Amended Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	September 30, 2011	By:	/s/Jack B. Scheetz
Roy A. Bauer, Interim President and CEO

Date:	September 30, 2011	By:	/s/William McDonald
William McDonald, CFO

A signed original of this written statement required by Section 906 of the Sarbanes Oxley Act of 2002 has been provided to the Company and will be retained by the Company and will be furnished to the SEC or its staff upon request. This exhibit is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the SEC.